Exhibit 99.1

WONHE MULTIMEDIA COMMERCE LIMITED AND ITS CONTROLLED ENTITIES
ABN 71 607 288 755

Preliminary Financial Report for the Year Ended
31 December 2016

WONHE MULTIMEDIA COMMERCE LIMITED

REVIEW OF OPERATIONS

REVIEW OF OPERATIONS

Principal Activities

Wonhe Multimedia Commerce Ltd was incorporated on 27 July 2015. In August 2015, through a Share Sale Agreement with World Win International Holdings Group Ltd (“World Win”), the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (“Kuayu”), a company incorporated in Hong Kong and which owns and operates the WONHE business in China via its Chinese subsidiaries. Consequently, the comparative statement of profit or loss and comprehensive income or statement of cash flows presented in this financial report covers the period from 27 July 2015 to 31 December 2015.

The WONHE operating subsidiary company is Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”), a company incorporated in China. Shenzhen WONHE derives revenues from the sale of the Commercial Routers, receives a commission from the retail sales to users who purchase products from a retailer via the WONHE App and derives revenue from targeted advertisements. Shenzhen WONHE also owns the user data that is compiled and aggregated from its Commercial Routers.

The WONHE business operates solely within the People’s Republic of China.

Operating Results and Financial Position

During the period the Group made a profit of $16.318 million after a tax expense of $2.414 million.

As a result of operations and its investment in the Project the Group’s net assets have increased to $67.677 million (2015: $53.018 million). Current assets decreased to $49.689 million (2015: $54.419 million, with gross assets increasing to $85.584 million (2015: $66.054 million). The Group generated $15.305 million in cash from operations, with cash and cash equivalents decreasing in total during the year to $38.672 million (2015: $49.644million).

During the current year Shenzhen WONHE has entered into an agreement entitled “Wireless Network Coverage Project in Beijing Area” with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”). The agreement initially contemplated that the two parties shall work together to develop a wireless network in certain designated areas of Beijing. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with revenue to be shared between Shenzhen WONHE and Guangdong Kesheng. The agreement was subsequently varied, and Shenzhen WONHE no longer participates in the construction of the project. Rather, the company has agreed to supply routers and have its contributions repaid in three equal instalments with the unpaid proportion accruing interest at a rate of 4.75% pa.

Wireless Network Coverage Project in Beijing Area

As noted above, Shenzhen WONHE has entered into an agreement entitled “Wireless Network Coverage Project in Beijing Area” with Guangdong Kesheng. The commercial purpose of the network will be to serve as a vehicle for advertising and marketing, with revenue to be shared between Shenzhen WONHE and Guangdong Kesheng. The agreement was varied in November 2016.

Under the variation Shenzhen WONHE shall cease its participation in the construction and operation of the wireless network, and its commitment to develop the data systems used by the network, effective on 1 December 2016. As a consequence, the company is released from its obligation to contribute capital in 2017 and 2018, and will no longer be entitled to fixed amount payments and any profit distributions.

Under the varied agreement, Shenzhen WONHE will continue to supply 36,300 routers to Guangdong Kesheng for RMB1,800 each throughout the period to December 2017. As of 30 November 2016 Shenzhen WONHE had contributed, by way of cash payments, the supply of equipment and engineering construction services, and the network from the Tongzhou District pilot project, a total contribution valued at RMB175,755,641 ($35.164 million).

Under the variation agreement Shenzhen WONHE’s contribution of RMB175,755,641 ($35.164 million) will be repaid by Guangdong Kesheng, together with interest of 4.75% per annum from 1 December 2016 in three equal instalments with the first instalment due of 31 December 2017.The total amount payable to Shenzhen WONHE will be RMB192,452,427 ($38.510 million at rates prevailing at 31 December 2016).

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Wonhe Multimedia Commerce Limited

Consolidated Statement of Profit or Loss and Other Comprehensive Income

for the Year ended 31 DECEMBER 2016

	Note	2016 $’000	Period from 27 July 2015 to 31 December 2015 $’000
Continuing operations
Revenue from Sale of Goods	3	66,165	22,002
Finance revenue	3	610	111
Other income		-	3
		66,775	22,116

Cost of goods sold		(44,566)	(13,745)
Research and development expenses		(1,071)	(121)
Directors’ expenses and fees		(90)	(4)
Depreciation of property, plant and equipment		(280)	(204)
Selling expenses		(778)	(533)
General and administrative expenses		(1,252)	(299)
Other expenses		(6)	(85)
Profit before income tax		18,732	7,125
Income tax expense		(2,414)	(1,147)
Net Profit for the period		16,318	5,978

Other Comprehensive income
Items that may be reclassified to profit or loss in the future:
Exchange differences on translation of foreign operations		(921)	(3,807)
Other comprehensive loss net of tax		(921)	(3,807)

Total comprehensive income		15,397	2,171
Net Profit for the period is attributable to:
Non-controlling interest		-	511
Owners of Wonhe Multimedia Commerce Limited		16,318	5,467
		16,318	5,978
Total comprehensive income for the year is attributable to:
Non-controlling interest		-	511
Owners of Wonhe Multimedia Commerce Limited		15,397	1,660
		15,397	2,171

Basic earnings per share (cents per share)		10.74	4.39
Diluted earnings per share (cents per share)		10.74	4.39

The above statement should be read in conjunction with the accompanying notes.

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Wonhe Multimedia Commerce Limited

Consolidated Statement of Financial Position

for the Year ended 31 DECEMBER 2016

	Note	2016 $’000	2015 $’000
Current Assets
Cash and cash equivalents		38,672	49,644
Trade and other receivables		11,015	4,775
Loans advanced	5	11,187
Inventory		2	-
Total Current Assets		60,876	54,419

Non-Current Assets
Property, plant and equipment	4	597	9,966
Loans advanced	5	23,977	-
Other receivable – income tax		97	1,625
Other receivable - deposit		24	22
Intangible assets		13	22
Total Non-Current Assets		24,708	11,635
Total Assets		85,584	66,054

Current Liabilities
Trade and other payables		16,575	12,706
Loan from shareholders		1,332	330
Total current liabilities		17,907	13,036
Total Liabilities		17,907	13,036
Net Assets		67,677	53,018

Equity
Issued capital	6	2,908	2,908
Retained earnings		19,366	4,892
Other reserves	7	39,877	41,082
Statutory reserve fund	8	5,526	4,136
Total Equity		67,677	53,018

The above statement should be read in conjunction with the accompanying notes.

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Wonhe Multimedia Commerce Limited

Consolidated Statement of Changes in Equity

for the Year ended 31 DECEMBER 2016

	Issued capital	Retained earnings	Statutory reserve	Non-Controlling Interest	Other reserve	Total
	$’000	$’000	$’000		$’000	$’000

At 27 July 2015	-	-	-	-	-	-

Acquisition by WMC	-	-	3,461	2,406	42,586	48,453
Restructure eliminating VIE	-	-	-	(3,018)	3,018	-
Profit for the period	-	5,467	-	511	-	5,978
Other comprehensive income	-	-	100	101	(4,522)	(4,321)
Total comprehensive income for the period	-	5,467	3,561	-	41,082	50,110

Appropriation of statutory reserve	-	(575)	575	-	-	-

Transactions with owners in their capacity as owners:
Issue of shares	2,908	-	-	-	-	2,908

As at 31 December 2015	2,908	4,892	4,136	-	41,082	53,018

	Issued capital	Retained earnings	Statutory reserve	Other reserve	Total
	$’000	$’000	$’000	$’000	$’000

At 1 January 2016	2,908	4,892	4,136	41,082	53,018

Profit for the year	-	16,318	-	-	16,318
Other comprehensive income	-		284	(1,205)	(921)
Total comprehensive income for the year	-	16,318	284	(1,205)	15,397

Appropriation of statutory reserve		(1,106)	1,106	-	-

Transactions with owners in their capacity as owners:
Issue of shares	-	-	-	-	-
Dividends paid		(738)			(738)

As at 31 December 2016	2,908	19,366	5,526	39,877	67,677

The above statement should be read in conjunction with the accompanying notes

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Wonhe Multimedia Commerce Limited

Consolidated Statement of Cash Flows

for the Year ended 31 DECEMBER 206

	2016 $’000	Period from 27 July 2015 to 31 December 2015 $’000
Cash flows from operating activities

Receipts from customers	60,361	21,032
Payments to suppliers and employees	(44,641)	(35,277)
Interest received	471	111
Income and other taxes received	(886)	(759)
Net cash provided by/(used in) operating activities	15,305	(14,893)

Cash flows from investing activities

Payments for purchase of property, plant & equipment	(75)	(8,909)
Payments for project expenditure	(25,561)	-
Payments for intangible assets	-	-
Cash acquired on acquisition of WONHE	-	74,784
Net cash (used in)/provided by investing activities	(25,636)	65,875

Cash flows from financing activities
Proceeds from issue of shares	-	3,390
Cost of issuing shares	-	(689)
Dividends paid	(738)	-
Loans received from ultimate parent entity	365	(4)
Net cash provided by/(used in) financing activities	(373)	2,697

Net (decrease)/increase in cash held	(10,704)	53,679

Cash and cash equivalents at the beginning of the year	49,644	-
Effects of exchange changes on the balances held in foreign currencies	(268)	(4,035)
Cash and cash equivalents at the end of the year	38,672	49,644

The above statement should be read in conjunction with the accompanying notes.

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Year ended 31 DECEMBER 2016

1.	BASIS OF PREPARATION

This preliminary final report has been prepared in accordance with ASX listing rule 4.3A and the disclosure requirements of ASX Appendix 4E. This preliminary final report does not include all of the notes of the type normally included in an annual financial report. Accordingly, this report should be read in conjunction with the last annual report issued for the period ended 31 December 2015 and any public announcements made by Wonhe Multimedia Commerce Limited during the reporting period in accordance with the continuous disclosure requirements of the Corporation Act 2001. The full annual report for the year ended 31 December 2016 is expected to be available on or before 31 March 2017.

This preliminary financial report has been prepared in accordance with International Financial Reporting Standards (IFRS), other authoritative pronouncements of the Australian Accounting Standards Board, Australian Accounting Interpretations and the Corporations Act 2001.

2.	SEGMENT INFORMATION

The Company views only one segment in the operation and treats the operation in terms of revenue and costs, as well as G&A expenses as a whole. Although the Company can breakdown the revenue from each type of product, as well as the direct cost associated with the purchase, management does not operate it as separate segments therefore management consider that Segment reporting disclosure is not necessary for the Company based on the current operation model.

		2016 $’000	2015 $’000
3.	REVENUE

	Sale of Home media and Routers	66,165	22,002
	Interest received	610	111

4.	PROPERTY PLANT AND EQUIPMENT

	Plant & Equipment $’000	Office Equipment $’000	Motor Vehicles $’000	Capital work in progress $’000	Total $’000

As at 1 January 2016
Cost or fair value	1,695	151	647	7,677	10,170
Accumulated depreciation	(108)	(28)	(68)	-	(204)
	1,587	123	579	7,677	9,966
Additions		76		-	76
Disposals		(6)		-	(6)
Transfers to project expenditure	(1,486)			(7,677)	(9,163)
Depreciation expense	(101)	(49)	(116)		(266)
Foreign exchange variance	-	(4)	(6)		(10)
As at 31 December 2016	-	140	457	-	597

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Year ended 31 DECEMBER 2016

5.	LOANS ADVANCED

In January 2016, the Company announced that Shenzhen WONHE Technology Co., Ltd (“Shenzhen WONHE”) had entered into an agreement titled “Wireless Network Coverage Project in Beijing Area with Guangdong Kesheng Enterprise Co., Ltd (“Guangdong Kesheng”). The agreement was for the development of a wireless network in certain designated areas of Beijing. The commercial purpose of the network is to provide a vehicle for advertising and marketing, with revenue generated to be shared between the two parties. Under the agreement Shenzhen WONHE committed to provide RMB382,990,000 to the project, including RMB226,010,000 in cash and RMB 118,980,000 in commercial routers and other equipment. Shenzhen WONHE was also to contribute the network it developed in the Tongzhou District of Beijing as a pilot project. To date Shenzhen WONHE has incurred expenditure as follows: -

On 5 December 2016 the Company announced that it had agreed with Guangdong Kesheng to vary the agreement. Under the variation Shenzhen WONHE shall cease its participation in the construction and operation of the wireless network, and its commitment to develop the data systems used by the network, effective on 1 December 2016. As a consequence the company is released from its obligation to contribute capital in 2017 and 2018, and will no longer be entitled to fixed amount payments and/or profit distributions.

Under the variation Shenzhen WONHE will continue to supply 36,300 routers to Guangdong Kesheng for RMB1,800 each throughout the period to December 2017. As of 30 November 2016 Shenzhen WONHE had contributed, by way of cash payments, the supply of equipment and engineering construction services, and the network from the Tongzhou District pilot project, a total contribution valued at RMB175,755,641 ($35.164 million).

Under the variation agreement Shenzhen WONHE’s contribution of RMB175,755,641 ($35.164 million) will be repaid by Guangdong Kesheng, together with interest of 4.75% per annum from 1 December 2016 in three equal instalments with the first instalment due 31 December 2017. The total amount payable to Shenzhen WONHE will be RMB192,452,427 ($38.510 million at rates prevailing at 31 December 2016).

6.	CONTRIBUTED EQUITY

		NUMBER OF SHARES		SHARE CAPITAL
		2016	2015	2016 $’000	2015 $’000
	Ordinary shares – fully paid (no par value)	151,951,802	151,951,802	2,908	2,908
	Total Share Capital			2,908	2,908

Terms and Conditions of Issued Capital

Ordinary Shares

Ordinary shares entitle the holder to participate in dividends and the proceeds on winding up of the Company in proportion to the number of shares held. On a show of hands each holder of ordinary shares present at a meeting in person or by proxy is entitled to one vote, and upon a poll each share is entitled to one vote.

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		2016 $’000	2015 $’000
7.	RESERVES

	Foreign currency translation reserve	(5,727)	(4,522)
	Other reserve – common control transaction	45,604	45,604
		39,877	41,082

 (i)         Nature and Purpose of Reserves

Foreign currency translation reserve

This reserve is used to record the exchange differences arising on translation of foreign operations where the foreign operations functional currency is different from the Group’s presentation currency.

Common control transaction

In August 2015 the Company entered into a Share Sale Agreement with World Win International Holdings Group Ltd, the Company acquired 100% of the shares in Kuayu International Holdings Group Ltd (“Kuayu”). The ultimate controlling party of the Group prior to the acquisition of Kuayu remained the ultimate controlling party of the Group after the acquisition. Consequently, the transaction was deemed to be between entities under common control and therefore did not qualify for accounting under AASB 3 Business Combinations. The assets and liabilities were incorporated into the Group at their pre-combination carrying amounts without any adjustments for fair values, and no goodwill has been recorded on the transaction. The difference between the carrying value of the net assets and the cost of the transaction has been recorded directly in equity.

8.	STATUTORY RESERVE

Pursuant to corporate law of PRC, Shengshihe and Shenzhen WONHE are required to transfer 10% of their net income, as determined under PRC accounting rules and regulations, to a statutory reserve fund.

9.	DIVIDENDS

Current year interim dividend paid on 31 October 2016

	2016 $’000	2015 $’000
Unfranked dividend on ordinary shares	738	-

Current year final dividend payable 31 May 2017

	2016 $’000	2015 $’000
Unfranked dividend on ordinary shares	893	-

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Wonhe Multimedia Commerce Limited

Notes to and forming part of the Financial Statements

for the Year ended 31 DECEMBER 2016

10.	CONTROLLED ENTITIES

			EQUITY HOLDINGS
NAME OF ENTITY	COUNTRY OF INCORPORATION	PRINCIPAL ACTIVITY	2016%	2015%
Kuayu International Holdings Group Ltd	PR China	No trading activities	100	100
Shenzhen WONHE Technology Co., Ltd	PR China	Sale of domestic and commercial routers	100	100
Shengshihe Consulting Co., Ltd	PR China	Consulting	100	100

The ultimate parent entity of the Group is WONHE High-Tech International Inc., a company incorporated in the USA.

11.	EVENTS OCCURRING AFTER REPORTING DATE

Other than the proposed dividend the directors are not aware of any matter or circumstance not otherwise dealt with in these financial statements that has significantly or may significantly affect the operation of the Group, the results of those operations, or the state of affairs of the Group in subsequent financial years.

12.	SIGNIFICANT RESTRICTIONS

According to Chinese laws and regulations, in the event that the Company needs to finance its Chinese operations in the future, it is able to provide funding by means of capital contributions to Shenzhen WONHE and/or loans to Shengshihe. These loans would be subject to applicable government registration and approval requirements.

Cash transfers from Chinese subsidiaries to their parent companies outside China are subject to government control of currency conversion, and the Company may receive the majority or all of its revenues in RMB. Under the current corporate structure of the WONHE Group, the Company’s income is primarily derived from its China subsidiaries. Under existing Chinese foreign exchange regulations, payment of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currency without prior regulatory approval by complying with certain procedural requirements.

As profit and dividends are current account items, the profit and dividends generated in China may be paid to shareholders outside China without prior approval, as long as the Company complies with certain procedural requirements. However, the Chinese government also may, at its discretion, restrict access in the future to foreign currencies for current account transactions. If changes to the foreign exchange control system prevents the Company’s China subsidiaries’ from obtaining sufficient foreign currency to satisfy their currency demands, they may not be able to pay dividends in foreign (non-RMB) currencies to the Company.

Any inability to obtain the requisite approval for converting RMB into foreign currencies, any delays in obtaining such approval or future restrictions on currency exchange may restrict the ability of the Company’s China Subsidiaries to remit sufficient foreign currency to pay dividends or other payments to the Company, or otherwise satisfy its obligations.

The level of cash held by the Company’s PRC based subsidiaries was $38.370 million at 31 December 2016 (2015: $46.598 million).

In addition, under PRC regulations, the Company’s operating subsidiary, Shenzhen WONHE, may pay dividends only out of its accumulated profits, determined in accordance with the accounting standards and regulations prevailing in the PRC (“PRC GAAP”).

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